                                                                   Exhibit 10.15

                               AGREEMENT OF LEASE

                                     between

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       and

                                VerticalNet, INC.
                                   ("TENANT")

                                       for

                                700 Dresher Road
                          Pennsylvania Business Campus
                           Horsham, Pennsylvania 19044

                                 Lease Agreement
                              (Multi-Tenant Office)

INDEX

ss.                    SECTION                                                                    PAGE
---                    -------                                                                    ----
 1.   Summary of Terms and Certain Definitions ..................................................   1
 2.   Premises ..................................................................................   2
 3.   Acceptance of Premises ....................................................................   2
 4.   Use; Compliance ...........................................................................   2
 5.   Term .......................................................................................  2
 6.   Minimum Annual Rent .......................................................................   3
 7.   Operation of Property; Payment of Expenses ................................................   3
 8.   Signs .....................................................................................   4
 9.   Alterations and Fixtures ..................................................................   5
10.   Mechanics' Liens ..........................................................................   5
11.   Landlord's Right to Relocate Tenant; Right of Entry .......................................   5
12.   Damage by Fire or Other Casualty ..........................................................   5
13.   Condemnation ..............................................................................   6
14.   Non-Abatement of Rent .....................................................................   6
15.   Indemnification of Landlord ...............................................................   6
16.   Waiver of Claims ..........................................................................   6
17.   Quiet Enjoyment ...........................................................................   6
18.   Assignment and Subletting .................................................................   6
19.   Subordination; Mortgagee's Rights .........................................................   7
20.   Recording; Tenant's Certificate ...........................................................   7
21.   Surrender; Abandoned Property .............................................................   8
22.   Curing Tenant's Defaults ..................................................................   8
23.   Defaults - Remedies .......................................................................   8
24.   Representations of Tenant .................................................................   9
25.   Liability of Landlord .....................................................................   9
26.   Interpretation; Definitions ...............................................................   10
27.   Notices ...................................................................................   10
28.   Security Deposit ..........................................................................   11

RIDER
-----

ss.                     SECTION                                                                  PAGE
---                     -------                                                                  ----
29.   PA Additional Remedies .................................................................... R-1
30.   Base Building Improvements; Tenant Improvements ........................................... R-2
31.   Multiple Option to Extend Term ............................................................ R-6
32.   Expansion Option .......................................................................... R-7
33.   Right of First Offer ...................................................................... R-8
34.   Tenant's Need to Expand ................................................................... R-8
35.   Parking ................................................................................... R-9
36.   Termination of Existing Leases ............................................................ R-9
37.   Contingency ............................................................................... R-9
38.   Rental Abatement .......................................................................... R-10
39.   Additional Provisions Relating to Building and Premises ................................... R-10
40.   Additional Provisions Relating to Use; Compliance ......................................... R-10
41.   Additional Provisions Relating to Minimum Annual Rent ..................................... R-10
42.   Additional Provisions Relating to Operating of Property, Payment of Expenses .............. R-11
43.   Additional Provisions Relating to Alterations and Fixtures ................................ R-16
44.   Additional Provisions Relating to Mechanics' Liens ........................................ R-17
45.   Additional Provisions Relating to Landlord's Right to Relocate Tenant, Right of Entry ..... R-17
46.   Additional Provisions Relating to Damage by Fire or Other Casualty ........................ R-17
47.   Additional Provisions Relating to Condemnation ............................................ R-18
48.   Additional Provisions Relating to Nonabatement of Rent .................................... R-18
49.   Landlord's Indemnification of Tenant ...................................................... R-18
50.   Additional Provisions Relating to Waiver of Claims ........................................ R-19
51.   Additional Provisions Relating to Assignment and Subletting ............................... R-19
52.   Additional Provisions Relating to Subordination; Mortgagee's Right ........................ R-20
53.   Additional Provisions Relating to Recording; Tenant's Certificate ......................... R-20
54.   Additional Provisions Relating to Surrender, Abandoned Property ........................... R-21
55.   Additional Provisions Relating to Curing Tenant's Defaults ................................ R-21
56.   Additional Provisions Relating to Defaults - Remedies ..................................... R-22
57.   Landlord's Representation Regarding Authority ............................................. R-23
58.   Additional Provisions Relating to Liability of Landlord ................................... R-23
59.   Additional Provisions Relating to Interpretation; Definitions ............................. R-24
60.   Additional Provisions Relating to Notices ................................................. R-24
61.   Additional Provisions Relating to Security Deposit ........................................ R-24
62.   Additional Provisions Relating to Tenant Estoppel Certificate ............................. R-25
63.   Landlord's Warranty ....................................................................... R-25
64.   Additional Provisions Relating to Building Rules .......................................... R-26

THIS LEASE AGREEMENT is made by and between Liberty Property Limited Partnership, a Pennsylvania limited partnership ("LANDLORD") with its address at 125 Witmer Road, Horsham, Pennsylvania 19044 and VerticalNet, INC., a Corporation organized under the laws of Pennsylvania ("TENANT") with its address at 2 Walnut Grove Drive, Suite 150, Horsham, Pennsylvania 19044 is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.   Summary of Terms and Certain Definitions.
     ----------------------------------------

     (a)  "PREMISES": Approximate rentable square feet: 58,863
          (Section 2) Suite:      100

     (b)  "BUILDING": Approximate rentable square feet:  110,000
          (ss.2)      Address: 700 Dresher Road
                               Horsham, Pennsylvania 19044
                               (Horsham Township, Montgomery County)

     (c) "TERM": One Hundred and Twenty (120) months plus any partial month (ss.5) from the Commencement Date until the first day of the first full calendar month during the term

          (i)  "COMMENCEMENT DATE": July 1, 1999, See Section 30(a)

          (ii) "EXPIRATION DATE": See Section 5

     (d)  Minimum Rent (ss.6) & Operating Expenses (ss.7)

          (i) "MINIMUM ANNUAL RENT": $809,954.88 (Eight Hundred Nine Thousand Nine Hundred Fifty-four and 88/100 Dollars), payable in monthly installments of $67,496.24 (Six-seven Thousand Four Hundred Ninety-six and 24/100 Dollars), Increased as follows:

               Lease Year      Annual         Monthly      Lease Year       Annual       Monthly
               ----------      ------         -------      ----------       ------       -------
                    2       $ 830,556.93    $ 69,213.08         6       $ 912,965.13   $ 76,080.43
                    3       $ 851,158.98    $ 70,929.92         7       $ 933,567.18   $ 77,797.27
                    4       $ 871,761.03    $ 72,646.75         8       $ 954,169.23   $ 79,514.10
                    5       $ 892,363.08    $ 74,363.59         9       $ 974,771.28   $ 81,230.94
                                                                10      $ 995,373.33   $ 82,947.78

          (ii) Estimated "ANNUAL OPERATING EXPENSES": $449,124.69 (Four Hundred Forty-nine Thousand One Hundred Twenty-four and 69/100 Dollars), payable in monthly installments of $37,427.06 (Thirty-seven Thousand Four Hundred Twenty-seven and 06/100 Dollars), subject to adjustment (ss. 7(a))

(e)  "PROPORTIONATE SHARE"   53.51% (Ratio of approximate rentable square feet
     (ss.7(a)):              in the Premises to approximate rentable square feet
                             in the Building)

(f)  "USE" (ss.4): General Business office purposes (excluding any "place of public accommodation"

(g)  "SECURITY DEPOSIT" (ss.28): $1,220,261.00 (One Million Two Hundred Twenty
                                 Thousand Two Hundred Sixty-one and 00/100
                                 Dollars)

(h)  CONTENTS: This lease consists of the Index, pages 1 through 11 containing
               Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
               Rider 29 through 64

               Exhibits: "A"-Plan showing Premises            "F"-Base Building Improvements
                         "B"-Commencement Certificate Form    "G"-Plans
                         "C"-Building Rules                   "H"-Specifications
                         "D"-Cleaning Schedule                "I"-Existing Leases
                         "E"-Estoppel Certificate Form        "J"-Landlord's Subordination

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from
   --------
Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. Acceptance of Premises. Tenant has examined and knows the condition of the
   ----------------------
Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4.   Use; Compliance.
     ---------------
     (a) Permitted Use. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use.

     (b) Compliance. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C" as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense. Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

     (c) Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices filings permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

     (d) Notice. If at any time during or after the Term; Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA; Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. Term. The Term of this lease shall commence on the Commencement Date and
   ----
shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. Minimum Annual Rent. Tenant agrees to pay to Landlord the Minimum Annual Rent
   -------------------
in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise, provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "lease year" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.   Operation of Property; Payment of Expenses.
     ------------------------------------------

     (a) Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the annual operating costs to Landlord of operating and maintaining the Property during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial service, trash removal, security services, landscaping and grounds maintenance, and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures, provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life of ten years) of the costs (including financing charges) of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally. The amount of the Annual Operating Expenses set forth in
Section 1(d) represents Landlord's estimate of Tenant's share of the estimated operating costs during the first calendar year of the Term on an annualized basis, from time to time Landlord may adjust such estimated amount if the estimated operating costs increase Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

          (i) Computation of Tenant's Share of Annual Operating Costs. After the end of each calendar year of the Term, Landlord shall compute Tenant's share of the annual operating costs described above incurred during such calendar year by (A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay, (B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space, and (C) multiplying the adjusted annual operating costs by Tenant's Proportionate Share.

          (ii) Reconciliation. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such annual operating costs for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or at Landlord's option. Landlord may credit Tenant's account for any overpayment. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 60 days of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice, provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right.

     (b) Impositions. As used in this lease the term "impositions" refers to all levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing, upon or with respect to the Property or any part thereof, or any improvements thereto. Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any imposition imposed directly upon this lease or the Rent (defined in Section 7(g)) or amounts payable on any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein.

          (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any imposition.

          (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

     (c)  Insurance.

          (i) Property. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises) and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

          (ii) Liability. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury including death and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $2,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of a certificate of insurance evidencing such coverage and the waiver of subrogation described below

          (iii) Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

          (iv) Increase of Premiums. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

     (d) Repairs and Maintenance; Common Areas; Building Management.

          (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

          (ii) Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time.

          (iii) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

     (e)  Utilities.

          (i) Landlord will furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices between 8:00 a.m. and 6:00 p.m., Monday through Friday (legal holidays excepted). If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which will in any way increase the amount of electricity usually furnished for use as general office space, or if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to business hours referred to above, Tenant will obtain Landlord's prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

          (ii) If at any time utility services supplied to the Premises are separately metered, the cost of installing Tenant's meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed.

     (f) Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached as Exhibit "D".

     (g) "Rent." The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8.   Signs. Landlord, at Landlord's expense, will place Tenant's name and suite
     -----
number on the Building standard sign and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9.   Alterations and Fixtures.
     ------------------------

     (a) Subject to Section 10. Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

     (b) Except for non-structural changes which do not exceed $5000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits together with certificates evidencing that Tenants contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease, at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10.  Mechanics' Liens. Tenant shall pay promptly any contractors and materialmen
     ----------------
who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien

11.  Landlord's Right to Relocate Tenant; Right of Entry.
     ---------------------------------------------------

     (a) Landlord may cause Tenant to relocate from the Premises to a comparable space ("RELOCATION SPACE") within the Building by giving written notice to Tenant at least 60 days in advance, provided that Landlord shall pay for all reasonable costs of such relocation. Such a relocation shall not terminate, modify or otherwise affect this lease except that "Premises" shall refer to the Relocation Space rather than the old location identified in Section 1(a).

     (b) Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.  Damage by Fire or Other Casualty.
     --------------------------------

     (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete, in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

     (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13.  Condemnation.
     ------------

     (a) Termination. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenants business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

     (b) Partial Taking. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which area part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

     (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

     (d) Temporary Taking. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. Non-Abatement of Rent. Except as otherwise expressly provided as to damage
    ---------------------
by fire or other casualty in Section l2(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. Indemnification of Landlord. Subject to Sections 7(c)(iii) and 16, Tenant
    ---------------------------
will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. Waiver of Claims. Landlord and Tenant each hereby waives all claims for
    ----------------
recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents, provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17. Quiet Enjoyment.  Landlord covenants that Tenant, upon performing all of its
    ---------------
covenants, agreements and conditions of this lease shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.  Assignment and Subletting.
     -------------------------

(a) Limitation. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section l8 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

     (b) Offer to Landlord. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises. Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

     (c) Conditions. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent

          (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

          (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

          (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease, (B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

          (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19.  Subordination; Mortgagee's Rights.
     ---------------------------------

     (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided however, that such subordination shall not affect any mortgagee's rights to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

     (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord

     (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. Recording; Tenant's Certificate. Tenant shall not record this lease or a
    -------------------------------
memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

     (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

     (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21.  Surrender; Abandoned Property.
     -----------------------------

     (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

     (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

     (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. Curing Tenant's Defaults. If Tenant shall be in default in the performance
    ------------------------
of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.  Defaults - Remedies.
     -------------------

     (a)  Defaults. It shall be an event of default

          (i) If Tenant does not pay in full when due any and all Rent;

          (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

          (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business, or

          (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon, provided however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

     (b) Remedies. Then, and in any such event, Landlord shall have the following rights:

          (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

          (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

          (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

     (c) Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period, provided, however, that:

          (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsections (a)(iii) and (iv) of this Section.

          (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

          (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

          (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section [ILLEGIBLE] shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

     (d) Non-Waiver: Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlords right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

     (e) Cost and Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24.  Representations of Tenant. Tenant represents to Landlord and agrees that:
     -------------------------

     (a) The word "Tenant" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (b) If Tenant is a corporation, partnership or any other form of business association or entity. Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. Liability of Landlord. The word "Landlord" as used herein includes the
    ---------------------
Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26.  Interpretation; Definitions.
     ---------------------------

     (a) Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

     (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

     (c) Covenants. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

     (d) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

     (e) Severability; Governing Law. If any of this lease shall be declared unenforceable in any respect, such unenforceabilty shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

     (f) "Mortgage and "Mortgagee" The word "mortgage" as used herein Includes any lien or encumbrance on the Premises or the Property or on any party of or interest in or appurtenance to any of the foregoing, Including without limitation ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein Includes the holder of any mortgage, Including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgage, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (g) "Person" The word "person" is used herein to Include a natural person, partnership, a corporation, an association and any other form of business association or entity.

27. Notices. Any notice or other communications under this lease shall be in
    -------
writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28.  Security Deposit. At the time of signing this lease, Tenant shall deposit
     ----------------
with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default thereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.

                                Landlord:
                                LIBERTY PROPERTY LIMITED PARTNERSHIP
Date Signed:                    By: Liberty Property Trust, Sole General Partner

 5/15/99
--------------------            By: /s/ Ward J. Fitzgerald
                                    --------------------------------------------
                                    Ward J. Fitzgerald, Senior Vice President

                                Tenant:
Date Signed:                    VerticalNet, Inc.

 4/21/99
--------------------            By: /s/ Gene S. Godick
                                    --------------------------------------------
                                    Name: Gene S. Godick
                                    Title: VP Finance & CFO

Attest:
        ----------------------------
Name:
        ----------------------------
Title:                                                [Corporate Seal]
        ----------------------------

                                     RIDER

29.  PA Additional Remedies.
     ----------------------

     (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant. Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

     (b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

     (c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

                                                              Initials on behalf
                                                                      of Tenant:

30.  Base Building Improvements; Tenant Improvements.
     -----------------------------------------------

     (a) Defined Terms. The terms set forth in the Summary of Terms and Certain
         -------------
Definitions (on page 1 hereof) notwithstanding, the date set forth in Section 1(c)(i) is defined as the "COMPLETION DATE" and the "COMMENCEMENT DATE" is the date set forth in subsection (i) below.

     (b) Base Building Improvements. Landlord shall construct and complete, at
         --------------------------
its sole cost and expense, improvements to the Building and the Property set forth on the Scope of Work attached hereto as Exhibit "F" (the "Base Building Improvements"). Landlord shall perform the Base Building Improvements in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and the Base Building Improvements shall comply at the time of completion with all Laws and Requirements of the governmental authorities having jurisdiction which are applicable to such construction.

     (c) Tenant Improvements. Landlord shall, at its sole cost and expense,
         -------------------
subject to reimbursement as set forth in subsection (g) below, construct and complete the Premises ("Landlord's Work") in accordance with the plans attached hereto as Exhibit "G" (herein called the "Plans") and specifications attached hereto as Exhibit "H" (herein called the "Specifications"). Landlord's Work shall be performed in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and shall comply at the time of completion with all law's and requirements of the governmental authorities having jurisdiction which are applicable to such construction.

     (d) Tenant Changes in Plans and Specifications. Tenant shall have the
         ------------------------------------------
right, from time to time after the approval of the Plans and the Specifications, to make changes in and to improvements shown thereon, provided, however, that Landlord shall have the right to withhold its approval of changes requested by Tenant which, in Landlord's reasonable judgment, (i) conflict with applicable provisions of law or any covenants or restrictions applicable to the Property, or (ii) would render the Premises materially more difficult to relet upon termination of this lease, or (iii) require structural changes. Any such changes shall be confirmed by written change order signed by Landlord and Tenant as set forth in subsection (i) below, which shall confirm any delay caused by such changes. Any delay in substantial completion of Landlord's Work as a result of any such changes shall constitute a Tenant Delay (as hereinafter defined).

     (e) Landlord Changes in Plans and Specifications. Landlord shall have the
         --------------------------------------------
right from time to time, after the approval of the Plans and the Specifications, to make reasonable and non-material changes in and to the same in each instance, to the extent that the same shall be reasonably necessary:

          (i) in connection with Landlord's construction of the Premises, including without limitation, replacing then unavailable specified materials with materials of equivalent or better quality, provided, however, that Landlord shall make no changes to the finishes of the Premises or changes which would increase the Cost of the Construction (as hereinafter defined) or affect the operation of the Premises for the Use without the prior written consent of Tenant; and/or

          (ii) in order to cause Landlord's Work to comply with any applicable requirements of public authorities and/or requirements of insurance bodies.

Any changes made by Landlord pursuant to this subsection shall not increase the Cost of Construction nor deviate from the intended result of the Plans and Specifications.

     (f) Construction. All construction shall be commenced promptly by Landlord
         ------------
and shall be substantially completed and ready for use and occupancy by Tenant on the Completion Date. The time for substantial completion of the Premises shall be extended for additional periods of time equal to the time actually lost by Landlord or Landlord's contractors, subcontractors or suppliers due to Change Orders, Tenant Delays (as hereinafter defined), strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers (collectively "Excusable Delays"), provided that in each instance Landlord shall have notified Tenant promptly upon learning of such occurrence or the reasonable likelihood thereof and the length of the anticipated delay.

     (g) Cost of Construction. As used herein, the term "Cost of Construction"
         --------------------
shall mean and refer to the following costs, expenses and fees incurred by or on behalf of Landlord in connection with Landlord's Work: (i) architectural, engineering and design costs, (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and
(iii) the actual cost to Landlord of performing directly any portion of such construction. Landlord has heretofore competitively bid Landlord's Work to three general contractors and, with Tenant's consent, has selected Shields Construction as Landlord's general contractor.

     When Landlord's Work has been substantially completed, the Cost of Construction will be totaled. If such total (the "Total") exceeds an allowance (the "Allowance") of $25.00 per rentable square foot for the first 45,000 square feet of the Premises plus $10.00 per rentable square foot for the remaining 13,863 square feet of the Premises for a total Allowance of $1,263,630 ("Excess Cost"), the amount of the Excess Cost shall be due and payable by Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's computation of the Total, together with reasonable supporting backup documentation, and a bill for the Excess Cost. Such payment shall be due as Additional Rent, hereunder.

     If the Total is less than the Allowance (a "Cost Decrease"), Tenant's Minimum Annual Rent obligation throughout the Term shall decrease by $0.1619 per year for each $1.00 of the Cost Decrease, to be apportioned for amounts of such Cost Decrease which are less than $1.00.

     In no event shall the Total exceed $1,435,409 unless due to changes pursuant to subsections 30(d), 30(e) or 30(i)(ii).

     (h) Acceptance of Premises. Section 3 of the Lease is deleted and restated
         ----------------------
as follows:

     "Landlord represents to Tenant that the Property is zoned BC (Business Campus District). Tenant has been given the opportunity to examine Township's Zoning Code, and has satisfied itself that such Code will permit the use of the Property for the conducting of Tenant's business thereon. Tenant's acceptance of occupancy of the Premises shall, subject to such obligations as are assumed by Landlord hereunder, and subject to Landlord's warranty obligations as hereinafter described, constitute Tenant's acceptance of the work which Landlord is required to perform pursuant to subsection 30(c), and any schedule or exhibit in this lease, excepting only items listed on the Punch List (as hereinafter defined). Tenant and its agents shall have the right, at Tenant's own risk, expense, and responsibility, at all reasonable times prior to the Commencement Date, upon reasonable prior notice to Landlord, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant does not interfere with or delay the work to be performed by Landlord and Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord.

     At or immediately prior to the time Tenant takes occupancy of the Premises, a representative of Landlord and a representative of Tenant will perform a walk-through inspection of the Premises and will prepare a punch list, if one is required, of any items remaining to be completed, furnished, repaired, or replaced ("Punch List"). Such Punch List will be signed by a representative of Landlord and a representative of Tenant. Landlord agrees to cause all items listed on the Punch List to be performed within thirty (30) days or such longer period as shall be reasonably required in order to complete such items with reasonable diligence."

          (i) Term. Section 5 of the Lease is deleted and restated as follows:
              ----

          "(i) The Term of this Lease shall commence on the earlier of (A) the date of substantial completion (as hereinafter defined) of the improvements to be constructed by Landlord under subsection 30(c), or (B) the date Tenant first uses the Premises for the conduct of Tenant's business (the "COMMENCEMENT DATE") and shall end at 11:59 P.M. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless extended pursuant to the terms of this Lease, or sooner terminated in accordance with the terms hereof. Landlord shall confirm the Commencement Date and the Expiration Date by executing and delivering to Tenant a Lease Commencement Certificate in the form attached as Exhibit "B". In the event Tenant disagrees with the Commencement Date and the Expiration Date set forth in the Lease Commencement Certificate, Tenant shall notify Landlord in writing of its objection thereto, setting forth the basis for Tenant's objection. If no written objection to the Lease Commencement Certificate is received by Landlord within 10 days after Tenant's receipt of the Lease Commencement Certificate, the Commencement Date and the Expiration Date set forth in the Lease Commencement Certificate shall be conclusively deemed to be accurate.

     If and to the extent that the date of substantial completion of the Premises is delayed as a result of a Tenant Delay (as hereinafter defined), the Term of this lease and the Commencement Date (for all purposes other than Tenant's right to occupy the Premises) and Tenant's obligation to pay rent for the Premises shall commence as of the date the Premises would have been substantially complete but for such Tenant Delays.

          (ii) As used in this lease, the term "Tenant Delay" shall mean any:

               (A) If a Change Order is signed by both Landlord and Tenant, the Change Delay stated therein; or if a request for a Change Order is not signed by both Landlord and Tenant, any actual delay resulting from Landlord's evaluation of Tenant's Change Order request, and any actual delay caused by a work stoppage required in connection with a review of Tenant's request for a Change Order; provided that in no case where a Change Order is not signed shall Tenant be charged with any such delay unless Landlord has given Tenant prior notice that Landlord's review of Tenant's Change Order request will cause such delay; and

               (B) Actual delays caused by any of Tenant's installation or construction work or Tenant's physical conduct at the Premises actually interfering with the progress of Landlord's Work.

     The Premises will be deemed substantially complete when Landlord's independent architect shall certify to Tenant that (i) all work which Landlord is required to perform pursuant to subsection 30(c) has been satisfactorily completed (subject only to completion of items set forth on the Punch List),
(ii) the HVAC, fire protection, electrical systems and all other building systems shall be in proper working order and functioning (subject to adjustment for seasonal conditions) in accordance with design standards set forth herein, the exhibits hereto or the Plans and Specifications, (iii) safe access to and egress from all parking areas shall be provided, and (iv) all requisite township and state certificates of occupancy shall have been delivered by Landlord to Tenant, and Tenant shall be able to take occupancy of the Premises and fully use and enjoy the Premises for the conduct of its business thereon. The foregoing notwithstanding, the Premises shall not be deemed other than substantially complete by reason of(a) a punch list, if any, of minor items remaining to be completed, furnished, repaired, or replaced, (b) the issuance of only a temporary certificate of occupancy by the township, provided that all conditions to the issuance of all final certificates (or other permits) required for Tenant's lawful occupancy shall be issued in the ordinary course without the satisfaction of any further conditions (including the payment of money or the performance of any work), and provided, further, that if any further conditions remain to be satisfied, then Landlord shall follow-up with all due dispatch to cause the issuance of final certificates of occupancy without expense to Tenant or any interference with Tenant's use and enjoyment of the Premises. In addition, the Premises shall not be deemed other than substantially complete by reason of Landlord's failure at the time of substantial completion to deliver a final certificate of occupancy from the Commonwealth of Pennsylvania Department of Labor and Industry, provided that Tenant shall be permitted to assume lawful occupancy of the Premises pending the issuance thereof, and provided, further, that if any further conditions remain to be satisfied for the issuance thereof then anything in this Lease contained to the contrary notwithstanding (including, without limitation, the limited period of Landlord's warranties herein otherwise expressed), Landlord shall proceed, at its sole cost and expense and with all due dispatch, to cause the issuance of the final certificate of occupancy from the Department of Labor and Industry without expense to Tenant and without any interference with Tenant's use and enjoyment of the Premises, without regard to how long it shall take to cause such certificate to be issued. Landlord shall indemnify, defend and save and hold harmless Tenant of, from and against any and all loss, cost, expense, damage or liability (including reasonable attorneys' fees and costs) sustained or incurred by reason of any determination by the Department of Labor and Industry or by any other agency or authority that Tenant's use and occupancy of the Premises prior to issuance of the said final certificate of occupancy was not lawful."

     j) Notwithstanding anything to the contrary contained in this lease:

          (i) in the event Landlord's Work has not been substantially completed (as such term is defined in this lease) on or before September 1, 1999, as such date shall be extended for Excusable Delays, Tenant shall receive one
     (1) day's minimum rent for each day thereafter until Landlord's Work has been substantially completed.

          (ii) in the event Landlord's Work has not been substantially completed (as such term is defined in this lease) on or before December 31, 1999, as such date shall be extended for Tenant Delays (but not for Excusable Delays) (the "Termination Right Date"), Tenant shall have the right to terminate this lease upon 30 days' written notice to Landlord given within 10 business days after the Termination Right Date, provided, however, if Landlord substantially completes (as such term is defined in this lease) Landlord's Work within such 30 day period, Tenant's notice of termination shall be null and void and of no further force or effect.

31.  Multiple Option to Extend Term
     ------------------------------

     Provided that both at the time of the exercise of this option (the "Exercise") and at the commencement of the additional period for which the option is being exercised (the "Additional Term Commencement"), there exists no uncured Event of Default by Tenant under this lease and provided that Tenant (or any assignee of Tenant approved by Landlord or otherwise permitted under this lease without Landlord's consent) is the sole occupant of the Premises (except for the occupancy of others pursuant to one or more subleases, provided that such subleases, in the aggregate, relate to less than all of the Premises and also, with exercise of all options available to the sublandlord and sublessee, will not extend to the Expiration Date as it is then defined), Tenant shall have the right and option to extend the Term for 2 additional periods of 60 months each, exercisable by giving Landlord prior written notice, at least 9 months in advance of the then Expiration Date, of Tenant's election to extend the Term; it being agreed that time is of the essence and that this option is personal to Tenant and nontransferable to any assignee (other than any assignee approved by Landlord in writing or otherwise permitted under this lease without Landlord's consent) or sublessee (regardless of whether any such sublease was made with or without Landlord's consent) or other party. Such extension shall be under the same terms and conditions as provided in this lease except as follows:

     (a) The additional period shall begin on the then Expiration Date, as such date may have been extended, and thereafter the Expiration Date shall be deemed to be the 5th anniversary of the immediately preceding Expiration Date;

     (b) All references to the Term in this lease shall be deemed to mean the Term as extended pursuant to this Section;

     (c) Tenant's right and option to extend the Term for 2 additional periods as described above shall decrease by 1 additional period for each such additional period that Tenant has extended the Term; and

     (d) The Minimum Annual Rent during each lease year of each additional period shall be $0.35 per rentable square foot more than the Minimum Annual Rent applicable in the immediately preceding lease year.

32. Expansion Option.  Provided Tenant is not then in default under this lease
    ----------------
beyond applicable notice and/or cure periods herein set forth, Tenant shall have the right, at its option, to lease the space containing approximately 12,935 rentable square feet which is contiguous to the Premises and shown as "Expansion Space" on Exhibit "A" (the "Expansion Space"), on the same terms and conditions set forth in this lease, subject to the following:

     (a) Tenant acknowledges that the Expansion Space is or will be leased to a tenant (the "Expansion Space Tenant") pursuant to a lease (the "Expansion Space Lease") which expires on or about April 30, 2000, subject to the Expansion Space Tenant's right to extend the term of the Expansion Space Lease for an additional 6 month period.

     (b) Promptly after the date on which the Expansion Space Tenant is required to exercise its option to extend for 6 months (which is 120 days prior to the initial expiration date of the Expansion Space Lease), Landlord shall notify Tenant in writing ("Landlord's Notice") as to whether or not the Expansion Space Tenant has exercised such option. In the event the Expansion Space Tenant has not exercised such option, Tenant shall notify Landlord in writing ("Tenant's Notice") on or before 10 business days after receipt of Landlord's Notice, such time to be of the essence, whether it desires to lease the Expansion Space. In the event the Expansion Space Tenant has exercised such option, Tenant shall, if it desires to lease the Expansion Space, give Tenant's Notice on or before April 30, 2000, such time to be of the essence. If Tenant timely notifies Landlord that it desires to lease the Expansion Space, Landlord and Tenant shall promptly execute an amendment to this lease incorporating the Expansion Space in the Premises, increasing the Minimum Annual Rent and Tenant's Proportionate Share to reflect the increased area of the Premises and making such other changes to the lease as may be required thereby.

     (c) Landlord shall complete the Expansion Space in accordance with plans and specifications therefor consistent with the Plans and Specifications. Landlord shall deliver the Expansion Space vacant, broom clean, free of all claims and possession by third parties and in compliance with all Laws and Requirements. Rent with respect thereto shall not be payable until the earlier of (i) the date Tenant first uses the Expansion Space for the conduct of Tenant's business, or (ii) substantial completion of the Expansion Space. Landlord shall provide an allowance of $25.00 per square foot for the Expansion Space as set forth in Section 30(g), any excess to be paid by Tenant and any decrease to be credited to Tenant over the remaining term of the lease. The allowance for the Expansion Space, together with interest thereon at the rate of 10.5% per annum, shall be paid as additional minimum annual rent by Tenant over the remaining term of the lease.

     (d) In the event Tenant fails to timely notify Landlord of its desire to lease the Expansion Space, this Section shall automatically be null and void and of no further force or effect.

     (e) In the event Tenant has timely notified Landlord of its desire to lease the Expansion Space and in the event the Expansion Space Tenant fails to timely vacate the Expansion Space, Landlord shall, at Landlord's sole cost and expense, promptly commence and diligently pursue commercially reasonable efforts to obtain possession of the Expansion Space and, if requested by Tenant, Landlord shall use reasonable efforts to locate temporary space for

Tenant in other buildings owned by Landlord in the Horsham, Pennsylvania area which shall be leased to Tenant at market rates.

     33. Right of First Offer. If and when any portion of the Building (each,
         --------------------
individually, the "Additional Space") becomes available for rental during the term of this Lease and provided that there then exists no event of default by Tenant under this lease which has continued beyond applicable notice and/or cure periods contained in this Lease, and provided that Tenant (or any assignee of Tenant approved by Landlord or otherwise permitted under this lease without Landlord's consent) is the sole occupant of the Premises (except for the occupancy of others pursuant to one or more subleases approved by Landlord or otherwise permitted under this lease without Landlord's consent, provided that such subleases, in the aggregate, relate to less than all of the Premises and also, with exercise of all options available to the sublandlord and sublessee, will not extend to the Expiration Date as it is then defined), Tenant shall have the right of first offer to lease all of the Additional Space or, should Tenant desire to lease less than all of the Additional Space, such lesser portion thereof as Landlord may, in its reasonable discretion, agree to, subject to the following:

     (a) Landlord shall notify Tenant each time that the Additional Space first becomes available for rental by any party other than the tenant then in occupancy of the Additional Space and Tenant shall have 5 business days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have 10 days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Additional Space. During such 5 business day and 10 day periods, Tenant shall have the exclusive right to receive notice of the availability of the Additional Space and to negotiate terms for the leasing thereof and Landlord shall not solicit other offers for the Additional Space during such time periods. Landlord and Tenant agree to negotiate terms for the leasing of the Additional Space in good faith based on then existing market conditions.

     (b) If Tenant does not notify Landlord within such 5 days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such 10 days, if applicable, then this right of first offer to lease the Additional Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the Additional Space to any other party at any time on any terms and conditions acceptable to Landlord.

     (c) This right of first offer to lease the Additional Space applies each time the Additional Space becomes available, subject to renewal rights of any tenant of the Additional Space.

     34. Tenant's Need to Expand. In the event Tenant notifies Landlord in
         -----------------------
writing during the Term that it requires premises containing at least thirty-five (35%) percent more space than the Premises for the conduct of its business, and provided Tenant is not then in default under the terms of this Lease after the expiration of any applicable notice and/or cure periods, then at Tenant's option, Landlord, to the extent such larger space is available in the Building or in other buildings owned by Landlord ("Other Buildings") which is not subject to expansion options or other rights of tenants in the Building or the Other Buildings, shall agree to lease same to Tenant at fair market rental rates and other market terms existing at such time. In the event Landlord and Tenant execute a lease for such larger space (the "New Lease"), then upon the commencement date of the New Lease and timely delivery by Tenant of the Premises to Landlord, vacant and in the condition required upon termination of this lease, Landlord shall release Tenant from any further obligations under this lease, except for those obligations set forth herein which specifically survive termination of this lease.

     This provision is valid only for so long as Liberty Property Trust or its affiliates own the Building.

     35. Parking. Tenant shall have the right to use, on a non-exclusive basis,
         -------
370 parking spaces. Upon any expansion by Tenant, Tenant shall have the right to use, on a non-exclusive basis, an additional 4 parking spaces per 1,000 square feet of rentable area of the expansion premises, but in no event shall Tenant ever have the right to use more than 550 parking spaces.

     36. Termination of Existing Leases. Tenant currently occupies premises
         ------------------------------
(hereafter referred to individually as the "Existing Premises") located in the buildings at Two Walnut Grove Drive, 111-195 Witmer Road and 100 Lakeside Drive, Horsham, Pennsylvania, pursuant to those certain leases listed on Exhibit "I" attached hereto between Landlord or Landlord's predecessor and Tenant (each of said lease agreements, collectively, the "Existing Lease"). At such time as the Commencement Date hereunder shall have occurred and Tenant shall have vacated an Existing Premises leaving same in the condition required upon termination as set forth in the Existing Lease applicable to such Existing Premises, such Existing Lease shall terminate and be of no further force and effect; provided, however, that (a) all covenants, obligations and indemnifications of Landlord and Tenant as set forth in such Existing Lease (as the same pertain to the leasing of the Existing Premises prior to the Commencement Date of this lease) shall survive and remain in force following the Commencement Date of this Lease and shall be paid or performed by the applicable party when due or owing, provided that Landlord shall submit a final operating expense reconciliation to Tenant "with respect to such Existing Lease within 90 days after the termination of such Existing Lease, and (b) all obligations, covenants and indenmifications of Landlord and Tenant which are stated in such Existing Lease to survive termination thereof, shall survive.

     37. Contingency
         -----------

     (a) Landlord has entered into an agreement of sale to purchase the Property. This lease and the obligations of the parties hereunder are contingent upon Landlord's acquisition of title to the Property.

     (b) In the event the contingency set forth in this Section is not satisfied on or before May 31, 1999, either party may, at its option, cancel this Lease, upon written notice to the other within five (5) days after such date, in which event any advance rent or security deposit paid by Tenant to Landlord shall be promptly refunded to Tenant and the parties shall thereafter have no further liability hereunder.

     38. Rental Abatement. Notwithstanding anything to the contrary herein
         ----------------
contained, Tenant shall not be required to pay monthly installments of minimum rent and operating expenses with respect to 10,000 square feet of the Premises for the first 4 full months (120 days) of the Term, and minimum rent and operating expenses for such months shall be reduced accordingly.

     39. Additional Provisions Relating to Building and Premises. Subject to
         -------------------------------------------------------
receipt of all required governmental and third party approvals, Landlord shall, at its sole cost and expense, provide an additional driveway entrance/exit to the Property with direct access to Horsham Business Center. Promptly after the satisfaction of the contingency set forth in Section 37, Landlord shall apply for such required approvals and seek to obtain same diligently and in good faith.

     40. Additional Provisions Relating to Use; Compliance.
         -------------------------------------------------

     (a) In the first sentence of subsection 4(a), delete "reputable".

     (b) It is agreed that Tenant's compliance obligations under subsection 4(b) shall not include any duty imposed upon Landlord or Tenant by Laws and Requirements which is mandated for office buildings, generally, and the need for which does not arise out of Tenant's particular manner of use of the Property or Tenant's alteration of or installations in or upon the Property. It is further agreed that if the restrooms of the Premises are determined, by any governmental authority having jurisdiction, to be not in compliance with ADA requirements existing on the Commencement Date, Landlord will, at its sole cost and expense, perform necessary modifications thereto to make same comply with applicable ADA requirements in effect on the Commencement Date.

     (c) It is agreed that Tenant's responsibilities pursuant to subsection 4(c) shall be limited to Restricted Activities performed by or on behalf of Tenant. Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, partners and employees, from and against all claims, damages or losses (including, without limitation, cleanup costs, penalties, fines and reasonable counsel, engineering and other professional or expert fees and costs) arising from Restricted Activities by Tenant or its Agents. Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, partners and employees, from and against all claims, damages or losses (including, without limitation, cleanup costs, penalties, fines and reasonable counsel, engineering and other professional or expert fees and costs) arising from any Restricted Activities which occurred on the Premises prior to the date of this lease and any Restricted Activities by Landlord or its Agents.

     (d) On the third (3rd) line of subsection 4(d), delete "5 days after first learning thereof" and substitute therefor "5 business days after an officer of Tenant first learns thereof".

     41. Additional Provisions Relating to Minimum Annual Rent. Notwithstanding
         -----------------------------------------------------
the provisions of Section 6 to the contrary, it is agreed that the rent for the first full month shall be due and payable on or before 5 business days after Tenant receives notice that the contingency set forth in Section 37 has been satisfied, which date may hereinafter be referred to as the "Payment Date".

     42. Additional Provisions Relating to Operation of Property, Payment of
         -------------------------------------------------------------------
Expenses.
--------

     (a) Notwithstanding the provisions of subsection 7(a) to the contrary, it is agreed that the monthly installment of Estimated Annual Operating Expenses for the first full month shall be due and payable on or before the Payment Date.

     (b) Notwithstanding any provision of subsection 7(a) to the contrary, it is agreed that the following categories of expense shall not be included in Annual Operating Expenses:

          (i) Depreciation and amortization of the Building and the Property;

          (ii) Salaries and benefits of executive officers of Landlord, of any affiliates of Landlord, or of any third party management personnel;

          (iii) Debt service payments on any indebtedness applicable to the Building or the Property, including any mortgage debt or ground rents payable under any ground lease;

          (iv) Fines and penalties incurred by Landlord, unless caused by Tenant;

          (v) Tort claims and expenses of the investigation and defense thereof;

          (vi) Amounts in excess of fair market rates in respect of any transaction with, or provision of any item or service by, Landlord or any affiliate of Landlord;

          (vii) Management fees in excess of five percent (5%) of the sum of Minimum Annual Rent and Additional Rent;

          (viii) Costs associated with withdrawal from a "multi-employer plan."

          (ix) The cost of performing any improvements included within the work which Landlord is required to perform pursuant to Section 30 or Section 32;

          (x) The cost of acquisition of the Property or construction or renovation of the Building;

          (xi) Costs associated with the refinancing of any of Landlord's debt;

          (xii) Reserves for future expenditures or liabilities which would be incurred subsequent to the then current lease years;

          (xiii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

          (xiv) Except as otherwise expressly provided in this lease, any and all legal and other fees, audit fees, inspection fees, appraisal fees, leasing commissions, advertising expenses, promotional costs, and other costs incurred in connection with the acquisition, development, leasing, and ownership of the Property;

          (xv) Except to the extent that such fall within the scope of subsection 7(d)(iii) and except for the payment of Landlord's commercially reasonable deductible, not to exceed $5,000.00, the costs of repairing or restoring any portion of the Building and the Property damaged or destroyed by any casualty or peril, whether insured or uninsured, and costs of restoration following a taking by condemnation or eminent domain;

          (xvi) Costs associated with the clean up, remediation, and removal of any hazardous wastes or substances and all other costs of causing the Property to comply with applicable Laws and Requirements except as otherwise expressly set forth in this lease;

          (xvii) The additional premium charged for rent insurance for coverage in excess of twelve (12) months, unless such longer coverage period is then considered reasonable by industry standards;

          (xviii) Administrative and overhead expenses (other than as part of "Tenant Services");

          (xix) Costs associated with causing the Property to comply with applicable laws, codes, regulations or ordinances, to the extent the Property was not in compliance (or if not in compliance, was not properly "grandfathered" such that no alteration, modification, addition, improvement, replacement or other action was required or would thereafter be required in order to effect compliance) as of the date of substantial completion;

          (xx) Costs associated with Landlord's warranty work (as provided in Section 63 below) and costs otherwise covered under warranties secured by Landlord or to be secured by Landlord under Section 63.

          Furthermore, the provisions of subsection 7(a) notwithstanding, annual operating costs shall not include the annual amortization (or any other measure of cost) of building improvements made by the Landlord for the purpose of reducing operating expenses except to the extent such improvements actually reduce operating expenses.

     (c) Anything in this Article 7 contained to the contrary notwithstanding, any and all expenditures incurred by Landlord and passed through to Tenant shall be incurred in a commercially reasonable manner consistent with the operation, maintenance and management of other first class office properties in the suburban Philadelphia office market.

     (d) In computing Tenant's obligations on account of Annual Operating Expenses, Tenant shall be entitled to a credit for the following:

          (i) Net recoveries by Landlord from any third party as a result of any act, omission, default, or negligence of such third parties, or as a result of a breach or default by such parties under the provisions of applicable agreements which have caused Landlord to incur such costs and expenses; but only to the extent that such recoveries are of money which has been charged to Tenant as part of Annual Operating Expenses;

          (ii) Recoveries by Landlord from insurance policies, to the extent that the proceeds thereof reimburse Landlord for costs and expenses which were, in fact, included in Tenant's Annual Operating Expenses.

     (e) Tenant shall have the right, at its sole cost and expense, to separately meter electric service to the Premises. Landlord shall, at its sole cost and expense, separately meter electric service to any other portions of the Building which are leased for other than general office purposes. In the event the Premises is not separately metered for electric service and in the event other space in the Building is separately metered for electric service, then for purposes of electric service, Tenant's Proportionate Share shall be deemed to be the ratio of the approximate rentable square feet of the Premises to the approximate rentable square feet of the area of the Building which is leased for general office purposes and which has not previously been separately metered for electric service.

     (f) In subsection 7(a)(ii), in the sixth (6th) line, the phrase "60 days" is replaced with "1 year".

     (g) The following provision is hereby added at the end of subsection 7(a)(ii):

     "Tenant shall have the right to make any payment required pursuant to this subsection 7(a)(ii) "under protest" and, if Tenant makes payment of such sums under protest, such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for the recovery of such sum. Notwithstanding the foregoing to the contrary, if such suit is not commenced within six (6) months after the payment under protest has been made, the cause of action shall be deemed wholly lost. If Tenant commences such suit within the required time period, and it shall be adjudged that there was no legal obligation on the part of Tenant to pay such sum or any part thereof, Tenant shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease."

     (h) The following additional clause is added at the end of subsection 7(b)(i): ",and, in each such instance, only to the extent that the same would be payable if the Property were the only property owned by Landlord."

     (i) Impositions. The following provisions are hereby inserted at the end of
         -----------
subsection 7(b):

     For the purposes of this subsection 7(b), Tenant's Proportionate Share of a municipal assessment (but not a real estate tax) shall only include those installments thereof becoming due during the Term. If any assessments may be paid in installments over a period of years, such assessments shall, for the purposes of subsection 7(b), be deemed to be payable over the longest number of years permitted by the assessing authority, and only the installments coming due during the Term, together with any interest or carrying charges due, will be included within the Impositions payable by Tenant. With regard to real estate taxes, Landlord agrees to take advantage of opportunities to pay such taxes during the discount period.

     Any provision of this subsection 7(b) to the contrary notwithstanding, Tenant's obligation hereunder shall not include any franchise, estate, succession, or inheritance taxes, nor any penalties imposed for late payment of any real estate tax, assessment or other Imposition (except for penalties on taxes which Landlord has not paid as a result of a bona fide contest or for which it has not received payment from Tenant) and shall in no event include any real estate tax or assessment attributable solely to a period occurring prior to the Commencement Date.

     Provided Tenant then leases more than 75% of the Building and provided Tenant is not then in default under this Lease beyond applicable notice and/or cure periods, Tenant shall have the right to require Landlord, at Tenant's sole cost and expense, to contest or appeal the real estate taxes and tax assessments relating to the Property. In lieu thereof, Landlord may authorize Tenant to prosecute such appeal or contest, provided that Tenant shall provide to Landlord for its reasonable review and approval prior to filing any applications, affidavits and like supporting documentation required in connection with such effort, Landlord shall have reasonably approved such contest or appeal and Tenant shall consult with Landlord as requested in connection with such process, and if undertaken, such contest or appeal shall be prosecuted with diligence and in good faith and at Tenant's sole cost and expense. Landlord shall reasonably cooperate with Tenant (including signing applications, affidavits and the like, if so requested) subject to and in accordance with the conditions set forth in this paragraph. Tenant acknowledges and agrees that Landlord's "reasonable review and approval", as such term is used herein, shall mean and refer to Landlord's good faith consideration of the reasonableness of Tenant's proposed contest or appeal, and the accuracy of information set forth in such documentation as shall have been prepared by Tenant and submitted to Landlord for its review.

     In no event shall impositions include fees, charges or assessments in connection with the initial construction or development of the Property or Landlord's redevelopment thereof, including, without limitation, development fees, tap-in fees or other initial assessments or payments due and payable to the local municipality or to a governmental or quasi-governmental agency or authority in connection with the initial planning, approval or development of the Property. The foregoing notwithstanding, Tenant acknowledges and agrees that the Impositions for which Tenant is responsible hereunder shall include real estate taxes which shall be levied based upon Montgomery County's assessment of the Property as improved with the Buildings and other improvements contemplated in this Lease.

     Upon Tenant's request, Landlord shall provide to Tenant copies of real estate tax bills and any correspondence received by Landlord regarding real estate taxes and assessments with respect to the Property.

     (j) In subsection 7(c)(ii), in the sixth and seventh lines thereof, the phrase "as insured parties" is replaced with the phrase "as additional insureds." In the seventh line thereof, after the word "Premises," add "only, as expressly distinguished, for purposes hereof, from the balance of the Property."

     In subsection 7(c)(ii), the following amendments are hereby made to the requirements regarding Tenant's liability insurance:

     In the ninth line of the printed form paragraph 7(c)(ii), at the end of the printed line, after the word "issued in form," add "reasonably".

     Landlord, as an operating expense, shall keep in effect comprehensive general public liability insurance with respect to the Property, including contractual liability insurance, which insurance shall provide combined single limit per occurrence coverage of not less than Two Million Dollars ($2,000,000) for property damage and bodily injury or death to one or more persons, with endorsements for contractual liability. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the Commonwealth of Pennsylvania, and which has, at all times during the Term, a rating of not less than A VII in the most current edition of Best's Insurance Reports. Landlord shall deliver to Tenant on or before the Commencement Date and subsequently upon request by Tenant from time to time, but not more often than once every twelve (12) months, current certificates of insurance evidencing the aforesaid comprehensive general public liability insurance coverage, the property and casualty insurance coverage required of Landlord under Section 7(c) of the Lease, and the waiver of subrogation or other policy provision required by subsection 7(c)(iii).

     In the event that Landlord shall request that Tenant increase its limits of insurance as provided in Paragraph 7(c)(ii) of the Lease, Tenant agrees to do so provided that the increased limits requested by Landlord are consistent with limits of insurance then being required of tenants of other first class office properties in the suburban Philadelphia office market, and provided, further, that Landlord shall likewise increase the limits of insurance it is then carrying to such levels as are then being required of Tenant by Landlord.

     (k) In subsection 7(d)(ii), it is agreed that the written notice required may be given by telefacsimile transmission addressed to Landlord's property manager. Also with regard to such subsection, it is agreed that Landlord will at all times maintain the Common Areas (including parking areas) of the Property consistent with the standards generally observed at other first class office buildings in the suburban Philadelphia office market. Also with regard to such subsection, it is agreed that Landlord will make no alterations to the Common Areas which will result in material interference with Tenant's ability to use the Premises for the normal operation of its business, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

     (l) With regard to subsection 7(d)(iii), it is agreed that the phrase "Tenant's use, occupancy" shall be limited to the use or occupancy of the Premises and the Property for other than normal business office use, and is not intended to create additional responsibility on the part of Tenant for repairs or replacements that would have been necessary solely as a result of Tenant's use of the Premises and the Property for normal business office purposes.

     (m) Notwithstanding the provisions of subsection 7(e)(i) to the contrary, it is agreed that Tenant may use the Premises and the Property twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, and that the Premises will be furnished with electricity, heat, and air conditioning for its normal use and occupancy at all times, subject only to interruption by matters not within Landlord's reasonable control.

     (n) Subsection 7(e)(ii) is hereby deleted in its entirety and replaced with the following:

          "(ii) If, as a result of any cause within Landlord's reasonable control (except for damage by fire or other casualty, which is dealt with elsewhere in this Lease), utility service to the Premises is interrupted resulting in a portion of the Premises being rendered untenantable for a period of in excess of three (3) consecutive business days, commencing on the fourth consecutive day of such untenantability, Tenant's obligations to pay Rent shall abate in proportion to that portion of the Premises so rendered untenantable. Such abatement shall continue until the day on which Landlord has cured the untenantability."

     43. Additional Provisions Relating to Alterations and Fixtures.
         ----------------------------------------------------------

     (a) With respect to subsection 9(a), Tenant shall have the right, without Landlord's consent, to finance and to secure trade fixtures, furnishings, equipment, machinery, signs and other personal property (excluding physical alterations and leasehold improvements to the Building). If Tenant shall acquire trade fixtures, equipment, machinery or other goods and effects subject to a purchase money security interest, or shall lease any of the same, or if any institutional lender provides Tenant with financing, the proceeds of which are intended to enable Tenant to use and occupy the Premises or to operate Tenant's business thereon, and such financing is secured in whole or in part by a lien on or security interest in such goods, equipment, machinery or fixtures, Landlord shall, upon request from Tenant, execute a subordination of any right it may have to distrain upon or secure a lien against such goods, equipment, machinery or fixtures for Tenant's failure to pay minimum rent or any additional rent or any other event of default under the terms, covenants, conditions and provisions of this lease, in substantially the form attached hereto as Exhibit "J".

     (b) In the first sentence of subsection 9(b), the amount "$5,000.00 in the aggregate" is hereby replaced with the amount "$35,000.00 per lease year."

     (c) In subsection 9(b), in the second sentence thereof, the word "reasonable" is inserted before the word "costs."

     (d) In subsection 9(b), Tenant shall not be required to have plans prepared by an architect or engineer in connection with any proposed alterations or improvements for which professionally prepared plans are not required in order to obtain the necessary governmental permits and/or approvals. In such cases, Landlord will accept accurately prepared plans prepared by Tenant's personnel or contractors.

     (e) In subsection 9(b), with regard to alterations to the Premises which require Landlord's approval, Landlord agrees that it will not unreasonably withhold, delay or condition its approval, provided such alterations will not, in Landlord's reasonable opinion, adversely impact the structure of the Building or the operating systems of the Building. Otherwise, Landlord may withhold its approval in its complete discretion.


     In the event Landlord fails to respond to a written request for approval within 10 business days after receipt thereof, Tenant shall send Landlord a second written request therefor which shall state that if no objection is made by Landlord within 5 business days after receipt thereof, such request shall be deemed approved by Landlord. If Landlord fails to respond within such 5 business day period, Landlord shall be deemed to have approved such request.

     (f) With regard to subsection 9(d), it is agreed that Tenant shall not be required to obtain Landlord's approval with regard to the painting or wallpapering of interior wall surfaces within the Premises, provided that Tenant notifies Landlord in writing prior to performing any such work and any such painting or wallpapering can be covered with one (1) coat of primer and one (1) coat of white paint, without additional sealing or painting.

     44. Additional Provisions Relating to Mechanics' Liens.
         --------------------------------------------------

     In Section 10, in the fourth line thereof, the phrase "within 5 days after Tenant has notice" is hereby replaced with the phrase "within 30 days after Tenant has received written notice."

     45. Additional Provisions Relating to Landlord's Right to Relocate Tenant,
         ----------------------------------------------------------------------
Right of Entry.
--------------

     (a) Subsection 11(a) is deleted in its entirety.

     (b) With regard to subsection 11(b), in the third line thereof, the time period of "12 months" is hereby changed to "9 months".

     (c) With regard to subsection 11(b), it is agreed that Landlord's right to exhibit the Premises for the purpose of sale or mortgage or for the purpose of leasing to a prospective tenant shall be restricted to normal business hours; and Tenant shall have the right to have its personnel accompany Landlord and any prospective mortgagee, purchaser, or tenant while on the Premises for such purpose.

     46. Additional Provisions Relating to Damage by Fire or Other Casualty.
         ------------------------------------------------------------------

     (a) In subsection 12(a), in the second line thereof, after the phrase "shall repair such damage and restore the Premises," the following phrase is hereby inserted: "at its own cost and expense (except for payment as an operating expense of Tenant's proportionate share of Landlord's commercially reasonable deductible not to exceed $5,000 and such other amounts if the provisions of subsection 7(d)(iii) are applicable)".

     (b) In subsection 12(a), in the fifth line of the paragraph, the phrase "180 days" is hereby deleted, and the phrase "one (1) year" is inserted in lieu thereof

     (c) The last sentence of subsection 12(a) is deleted and replaced with the following:

     If a casualty occurs during the last 12 months of the Term, as the same may have been extended, Landlord will give notice to Tenant if, in Landlord's reasonable opinion, the restoration of the damage will not be substantially completed prior to that period of time which is 1/2 of the time interval elapsing between the date of the casualty and the end of the Term. If Landlord gives such notice to Tenant, and, within 10 days thereafter, Landlord does not receive notice from Tenant that Tenant releases Landlord from any obligation to restore the damage, Landlord may cancel this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

     (d) Notwithstanding any provision of subsection 12(a) to the contrary, if the Premises are damaged or destroyed by fire or other casualty and the restoration of such damage has not been substantially completed on or before 365 days after it has occurred, Tenant shall have the right to terminate this Lease effective 60 days after giving written notice of such termination to Landlord; provided that if Landlord substantially completes the restoration within such 60 day period, Tenant's notice of termination shall be null and void.

     (e) In subsection 12(b), the last sentence is hereby deleted and the following sentence is substituted therefor:

     "Tenant will receive an abatement of its minimum annual rent and operating expenses to the extent and for so long as the Premises are rendered untenantable, in whole or in part, for the normal conduct of Tenant's business and are not, in fact, used for the conduct of Tenant's business."

     47. Additional Provisions Relating to Condemnation.
         ----------------------------------------------

     (a) In subsection 13(a)(ii), after the phrase "the reasonable operation of Tenant's business," the following phrase is hereby inserted: "in Tenant's reasonable opinion."

     (b) In subsection l3(a)(iii), on the fourth (4th) line after "Property", add "or in the event access to the Property is taken, or in the event a material portion of the parking area of the Property is taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business".

     (c) In the event of a partial taking, if Landlord's work of restoring of the Premises results in a portion of the Premises being rendered untenantable, Tenant's obligations to pay Rent shall abate in proportion to that portion of the Premises which is so rendered untenantable. The amount of such abatement shall be adjusted to reflect that portion of the Premises rendered so untenantable from time-to-time.

     (d) With regard to subsection 13(c), in addition to having the right to make a claim against a condemnor for moving expenses and business dislocation damages, Tenant shall have the right to make a claim against a condemnor for any alterations to the Premises made by Tenant at Tenant's expense, to the extent that Tenant loses the value of such alterations for the balance of the Term.

     48. Additional Provisions Relating to Nonabatement of Rent. In Section 14,
         ------------------------------------------------------
in the first line thereof, after the phrase "expressly provided," the following phrase is hereby inserted: "as to interruption of utility services by Landlord in subsection 7(e)(ii),...".

     49. Landlord's Indemnification of Tenant. Subject to Sections 7(c)(iii) and
         ------------------------------------
16, Landlord will protect, indemnify, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability, and expense (including fees of attorneys, investigators, and experts) in connection with loss of life, personal injury, or damage to property caused to any person in or about the Property occasioned wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury, or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this Lease. Nothing contained in this Section 48 shall be construed to be in derogation of Tenant's obligation to maintain the liability insurance policy specified in subsection 7(c)(ii); nor in derogation of any rights which Landlord and Landlord's agent may have under such liability insurance policy.

     50. Additional Provisions Relating to Waiver of Claims. In Section 16, add
         --------------------------------------------------
to the end of the Section "and such waiver by Tenant shall not be effective with respect to any liability of Landlord described in Section 40(c) of this Rider".

     51. Additional Provisions Relating to Assignment and Subletting.
         -----------------------------------------------------------

     (a) Notwithstanding any provision of Section 18 or this Rider Section 51 to the contrary:

          (i) Landlord's consent shall not be required with regard to an assignment of Tenant's rights under this Lease to an assignee which is reputable and which will utilize the Premises only for permitted uses provided herein, provided that Tenant remains liable for its obligations under this Lease after such assignment, and, both immediately before and immediately after the assignment, either Tenant or its assignee is as creditworthy as Tenant was on the date of this Lease;

          (ii) none of (i) a change in the ownership of the stock of Tenant,
     (ii) the sale of all or substantially all of Tenant's assets; (iii) a merger, consolidation or other business combination of, with or involving Tenant, or (iv) any other corporate reorganization of Tenant (items (i) -
     (iv) within this Subsection 51(a) being hereinafter referred to as "Corporate Transactions"; the purchaser of all or substantially all of Tenant's assets, or the surviving entity following any one or more of the remaining Corporate Transactions described herein, as assignee of this Lease, being herein sometimes referred to as a "Corporate Assignee") shall require Landlord's prior approval, as long as Tenant's or the Corporate Assignee's creditworthiness after the Corporate Transaction equals or exceeds Tenant's creditworthiness as of the date of this Lease and Tenant remains liable for its obligations under this Lease after such assignment; and

          (iii) Landlord's consent shall not be required with regard to an assignment of this Lease or a sublease of the Premises to any entity controlled by, controlling or under common control with Tenant, provided that Tenant remains liable for its obligations under this Lease after such assignment or sublease.

     (b) Nothing in this Lease shall limit or prohibit the initial public offering or subsequent trading of Tenant's stock on a recognized securities exchange, or any change in stock ownership or control resulting therefrom.

     (c) Subsection 18(c)(i) is hereby amended to read in its entirety as follows:

          (i) As a condition of the effectiveness of any Transfer, Tenant shall not be in default under this Lease, or if in default, Tenant shall have cured such default, and no other default shall exist.

     (d) In subsection 18(c)(iii), in the first line thereof, after the phrase "form and substance," the word "reasonably" is inserted, and in the second line thereof, after the phrase "all Tenant's obligations," the following phrase is hereby inserted: "thereafter accruing."

     (e) In subsection 18(c)(iv), in the first line thereof, the word "for" is inserted before the phrase "Landlord's reasonable attorneys' fees."

     52. Additional Provisions Relating to Subordination; Mortgagee's Rights.
         -------------------------------------------------------------------
The first two sentences of subsection 19(a) are hereby deleted and the following are substituted therefor:

     "This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises, subject to the express condition that so long as no Event of Default shall exist and remain uncured, Tenant's rights under this lease, including, but without limitation, Tenant's right of possession of the Premises, shall not be disturbed by the holder of such mortgage or by any purchaser upon foreclosure thereof. Although the subordination and non-disturbance is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination and non-disturbance and any further instruments of attornment that may be desired by any such mortgagee or Landlord pursuant to a Non-Disturbance Agreement from such mortgagee or encumbrance holder in a commercially reasonably form. Landlord represents and warrants to Tenant that the Premises is not subject to any mortgage or ground lease as of the date of this lease. Upon request of Tenant, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from the holder of any first mortgage or ground lease affecting the Premises"

     53. Additional Provisions Relating to Recording; Tenant's Certificate.
         -----------------------------------------------------------------

     (a) Within ten (10) business days after Landlord's receipt of a written request therefor from Tenant, but in no event more frequently than two (2) times in any lease year, Landlord agrees to execute and deliver to Tenant a written statement certifying, to the best of Landlord's knowledge, whether Tenant is or is not in default of any of its obligations under the Lease. Landlord's certificate shall also confirm whether any late charges, interest or other unpaid sums have accrued to Tenant's account which remain unpaid up to the date of such certificate, and any such late charges, interest or other unpaid sums not so accrued and reported shall for all purposes be deemed waived by Landlord. Landlord shall not be deemed to be in default of its obligation to furnish such certificate within the aforesaid time period, unless Tenant has given Landlord a notice of noncompliance after such time period has expired and Landlord shall have failed to furnish such certificate on or before two (2) business days after Landlord's receipt of such notice of noncompliance.

     (b) In the second sentence of subsection 20(a), the phrase "10 days" is hereby deleted, and the phrase "10 business days" is inserted in lieu thereof. The last sentence of subsection 20(a) is deleted in its entirety.

     (c) With regard to subsection 20(b), it is agreed that such financial information to be furnished by Tenant shall (in the absence of a further agreement by Tenant) be limited to a verbal report from Tenant's Chief Financial Officer regarding EBITA (earnings before interest, taxes, depreciation and amortization), as well as an audited condensed balanced sheet, each as of the end of Tenant's last fiscal year; except that, at any time that the shares of Tenant are listed on a nationally recognized stock exchange, such financial information shall consist of Tenant's most recent annual and quarterly reports as filed with the Securities and Exchange Commission. Landlord agrees that any financial information furnished by Tenant to Landlord which is not filed with a governmental agency shall be held as confidential and shall not be exhibited to anyone other than Landlord's mortgagee, prospective mortgagee, or prospective purchaser. If Landlord shares such information with any of the foregoing parties, Landlord shall in any event first advise such parties in writing of the confidentiality of such information.

     54. Additional Provisions Relating to Surrender, Abandoned Property.
         ---------------------------------------------------------------

     (a) The following language is hereby added at the end of subsection 21(a):
"and also excepting damage by fire or other casualty and any repairs and replacements required to be performed by Landlord under the terms of this Lease."

     (b) In subsection 21(c), in the first line thereof prior to the phrase "shall continue to occupy," the following phrase is hereby inserted: "without the prior written consent of Landlord."

     (c) In subsection 21(c), in the fourth line thereof, the word "double" is replaced with the phrase "one hundred seventy-five percent (175%) of".

     55. Additional Provisions Relating to Curing Tenant's Defaults.
         ----------------------------------------------------------

     (a) In Section 22, the paragraph caption "Curing Tenant's Defaults" is hereby deleted, and the caption "Curing Defaults" is hereby inserted in lieu thereof.

     (b) In the third line of Section 22, after the word "after," insert "thirty
(30) days prior written." In the case of an emergency, Landlord shall first attempt to contact by telephone Tenant's facilities manager before exercising self-help remedies.

     (c) In the second sentence of Section 22, after the word "any" in the third line of the paragraph, insert "reasonable,".

     (d) The following additional paragraph is hereby added to Section 22:

     "Without limitation of Tenant's rights and remedies under this Lease, in the case of an emergency, then Tenant, without any obligation so to do, may elect to exercise the remedy of self-help to address and remedy such condition. Landlord shall reimburse Tenant upon demand for any reasonable sums paid or costs incurred by Tenant in remedying such condition, including interest thereon from the respective dates of Tenant's incurring such costs, which sums and costs together with interest shall be due and payable by Landlord to Tenant within ten (10) days next following invoicing therefor by Tenant. In the case of an emergency, Tenant shall first attempt to contact by telephone Landlord's property manager before exercising self-help remedies.

     56. Additional Provisions Relating to Defaults - Remedies.
         -----------------------------------------------------

     (a) Subsection 23(a)(iii) is hereby restated in its entirety as follows:

          "(iii) If Tenant abandons the Premises or if Tenant vacates the Premises without having given Landlord at least thirty (30) days' prior notice and without having made adequate provisions for maintenance and security of the Premises; or"

     (b) In subsection 23(b)(ii), in the first line thereof, the phrase "by breaking open locked doors if necessary" is replaced by the phrase "pursuant to lawful process."

     (c) In subsection 23(c), the parties agree that Tenant shall be entitled to 30 days written notice of defaults consisting of something other than the failure to pay money.

     (d) In subsection 23(c)(i), the parties agree that Tenant shall be entitled to written notice and a grace period of two (2) business days from receipt within which to cure any purported default under Section 20(a).

     (e) Subsection 23(c)(ii) shall be limited to defaults consisting of the failure of Tenant to pay money due to Landlord.

     (f) In the subsection 23(c)(iii), the term "10 days" is hereby deleted in the first and second lines, and the term "30 days" is inserted in lieu thereof in each instance. At the end of Section 23(c)(iii), change the period to a comma and insert "within an additional period of time not to exceed 90 days.".

     (g) Subsection 23(c)(iv) is deleted and the following is substituted therefor: "Any notice given by either party pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of such party's exercise of any available remedies under the terms of this Lease."

     (h) The first three (3) sentences of subsection 23(d) are hereby restated in their entirety as follows:

     "No waiver by either party of a breach by the other shall be a waiver of any subsequent breach, nor shall any forbearance by a party to seek a remedy for any breach by the other party be a waiver by such forbearing party of any rights and remedies with respect to such or any subsequent breach. Efforts by a party to mitigate the damages caused by the other party's default shall not constitute a waiver of the mitigating party's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity."

     (i) If Landlord accelerates Tenant's obligations under this Lease pursuant to the provisions of subsection 23(b)(iii), payment from Tenant to Landlord of the accelerated obligations which would not have been due at the time of payment, but for Tenant's default and the resulting acceleration, shall be discontinued to present values as of the date of such payment using the prime rate of interest (the "Prime Rate") as published in The Wall Street Journal (or any successor publication thereto) on the day before the date that payment is made, or, if The Wall Street Journal (or any successor publication thereto) is not published on the last mentioned date, using the prime rate of interest as published in the immediately preceding edition of The Wall Street Journal (or any successor publication thereto). Payments by Tenant shall first be applied to Landlord's reasonable out-of-pocket costs directly associated with Tenant's default and Landlord's acceleration; next to late charges previously accrued and unpaid; next to interest accrued; next to Tenant's obligation that would have been due from Tenant as of the date of payment had acceleration not occurred; and last to Tenant's obligations which would not have been due at the date of payment, but for the acceleration. The definition of "Term" as used in this
Section 23(b)(iii) shall mean and include only the then current term hereof during which the default occurs, unless prior to such default occurring, Tenant shall have caused the Term hereof to be extended in accordance with the provisions of this Lease.

     (j) If Tenant defaults under the terms of this Lease resulting in Landlord recovering possession of the Premises, then Landlord agrees to use reasonable efforts to relet the Premises in mitigation of Landlord's damages. Landlord shall have no obligation to relet the Premises or any portion thereof in preference to other space available for lease in the Building or in any other building owned by Landlord or its affiliates.

     57. Landlord's Representation Regarding Authority. Landlord is a duly
         ---------------------------------------------
formed Pennsylvania limited partnership in good standing, and has full partnership power and authority to enter into this Lease and has taken all partnership action necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation in accordance with its terms.

     58. Additional Provisions Relating to Liability of Landlord.
         -------------------------------------------------------

     (a) The first sentence of Section 25 is hereby restated in its entirety as follows:

          The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities accruing after it acquires its interest in the Property and each of which shall have the same rights, remedies, powers, authorities, and privileges as it would have had it originally signed this Lease as Landlord.

     (b) The following language is added at the end of the second sentence of
Section 25:

          (provided, except in the event of a successor in interest to Landlord which acquired its interest by reason of an execution sale or a deed in lieu of foreclosure, Landlord's successor in interest, in writing, expressly assumes this Lease and agrees to perform all obligations thereafter accruing hereunder.

     (c) The last clause of the third sentence is hereby amended to read "..., Tenant shall look solely to the equity of Landlord in the Property and the rents, issues, profits and sales proceeds therefrom for the satisfaction of Tenant's claims".

     59. Additional Provisions Relating to Interpretation; Definitions. In
         -------------------------------------------------------------
subsection 26(d), on the second (2nd) line, change "15%" to "12%".

     60. Additional Provisions Relating to Notices.
         -----------------------------------------

     (a) The following language is hereby added at the end of the first sentence of Section 27: "in writing upon not less than thirty (30) days' notice."

     (b) The last sentence of Section 27 is hereby restated in its entirety as follows:

          The giving of notice by either party's attorneys, representatives, and agents under this Section shall be deemed to be the acts of such party; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

     61. Additional Provisions Relating to Security Deposit.
         --------------------------------------------------

     (a) Tenant may post and maintain the Security Deposit either in the form of cash or in the form of a letter of credit. If the security deposit is maintained in the form of a letter of credit, the following provisions shall apply:

          (i) Each letter of credit shall be in a form and content satisfactory to Landlord and shall be issued by a commercial bank acceptable to Landlord under the Uniform Commercial Code of Pennsylvania. The issuing bank must regularly maintain business offices in the Philadelphia Metropolitan Area of Pennsylvania, and such letter of credit must be presentable and payable at the counters of such bank located in such geographical area. Each letter of credit shall be irrevocable and shall impose no conditions upon the beneficiary's right to draw funds under it, other than a written statement by the beneficiary to the issuing bank that an Event of Default has occurred under the lease and remains uncured and Landlord is entitled to draw upon the letter of credit. The beneficiary of each of the letters of credit shall be Landlord, and each such letter of credit shall be assignable by Landlord to any entity succeeding to Landlord's ownership of the Premises. Landlord agrees that no funds will be drawn under any letter of credit unless and until an Event of Default has occurred under this lease and remains uncured or Tenant has failed to timely renew same as set forth in subsection (ii) below.

          (ii) Each letter of credit shall have an expiration date not earlier than 3 months after the Expiration Date (such date being the "Expiry Date"), or, if the expiration thereof is earlier than the Expiry Date, each such letter of credit shall be extended, renewed, or replaced at least 30 days prior to its expiration so that it continuously remains in effect through the Expiry Date. If the Term of this lease is extended or renewed by any means, the Expiry Date shall be revised to be that date which is 3 months after the end of the Term, as so extended. Notwithstanding any provision of this Section or Section 23 to the contrary, failure of Tenant to

                       FIRST AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------


     THIS FIRST AMENDMENT is made this 15th day of May, 1999, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), and VERTICALNET, INC., a Pennsylvania corporation ("Tenant").


                                   BACKGROUND:
                                   ----------

     A. Landlord and Tenant entered into a Lease Agreement dated April 21, 1999 (the "Lease"), covering premises at 700 Dresher Road, Horsham, Pennsylvania, as more fully described in the Lease.

     B. Landlord and Tenant desire to amend the Lease in certain respects.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

     1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     2. Section 30 of the Lease is hereby deleted in its entirety and the following is substituted therefor:

     "30. Base Building Improvements; Tenant Improvements.
          -----------------------------------------------

     (a) Defined Terms. The terms set forth in the Summary of Terms and Certain Definitions (on page 1 hereof) notwithstanding, the date set forth in Section l(c)(i) is defined as the "COMPLETION DATE" and the "COMMENCEMENT DATE" is the date set forth in subsection (i) below.

     (b) Base Building Improvements. Landlord shall construct and complete, at its sole cost and expense, improvements to the Building and the Property set forth on the Scope of Work attached hereto as Exhibit "F" (the "Base Building Improvements"). Landlord shall perform the Base Building Improvements in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and the Base Building Improvements shall comply at the time of completion with all Laws and Requirements of the governmental authorities having jurisdiction Which are applicable to such construction.

     (c) Tenant Improvements. Landlord shall, at its sole cost and expense, subject to reimbursement as set forth in subsection (g) below, construct and complete the Premises ("Landlord's Work") in accordance with the plans attached hereto as Exhibit "G"

(herein called the "Phase I Plans") and specifications attached hereto as Exhibit "H" (herein called the "Phase I Specifications") and in accordance with the plans to be attached hereto as Exhibit "G-1" (herein called the "Phase II Plans") and the specifications to be attached hereto as Exhibit "H-1" (herein called the "Phase II Specifications"). The Phase I Plans and the Phase I Specifications cover Landlord's Work with respect to approximately 45,000 square feet of the Premises ("Phase I"). The Phase II Plans and the Phase II Specifications will cover the balance of the Premises ("Phase II") and will be attached hereto upon approval thereof by Landlord and Tenant. The Phase I Plans, the Phase I Specifications, the Phase II Plans and the Phase II Specifications are hereinafter referred to collectively as the "Plans and Specifications"). Landlord's Work shall be performed in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and shall comply at the time of completion with all laws and requirements of the governmental authorities having jurisdiction which are applicable to such construction.

     (d) Tenant Changes in Plans and Specifications. Tenant shall have the
         ------------------------------------------
right, from time to time after the approval of the Plans and the Specifications, to make changes in and to improvements shown thereon, provided, however, that Landlord shall have the right to withhold its approval of changes requested by Tenant which, in Landlord's reasonable judgment, (i) conflict with applicable provisions of law or any covenants or restrictions applicable to the Property, or (ii) would render the Premises materially more difficult to relet upon termination of this lease, or (iii) require structural changes. Any such changes shall be confirmed by written change order signed by Landlord and Tenant as set forth in subsection (i) below, which shall confirm any delay caused by such changes. Any delay in substantial completion of Landlord's Work as a result of any such changes shall constitute a Tenant Delay (as hereinafter defined).

     (e) Landlord Changes in Plans and Specifications. Landlord shall have the
         --------------------------------------------
right from time to time, after the approval of the Plans and the Specifications, to make reasonable and non-material changes in and to the same in each instance, to the extent that the same shall be reasonably necessary;

          (i) in connection with Landlord's construction of the Premises, including without limitation, replacing then unavailable specified materials with materials of equivalent or better quality, provided, however, that Landlord shall make no changes to the finishes of the Premises or changes which would increase the Cost of the Construction (as hereinafter defined) or affect the operation of the Premises for the Use without the prior written consent of Tenant; and/or

          (ii) in order to cause Landlord's Work to comply with any applicable requirements of public authorities and/or requirements of insurance bodies.

Any changes made by Landlord pursuant to this subsection shall not increase the Cost of Construction nor deviate from the intended result of the Plans and Specifications.

     (f) Construction. Construction of Phase I shall be commenced promptly by
         ------------
Landlord and Phase I shall be substantially completed and ready for use and occupancy by Tenant on the Completion Date. Construction of Phase II shall be commenced promptly after approval of the Phase II Plans and the Phase II Specifications, the bidding of Landlord's Work for Phase II to three general contractors, the selection of Landlord's contractor, with Tenant's consent, and the issuance of all state and local permits required therefor, and shall be substantially completed and ready for use and occupancy by Tenant within sixty (60) days after issuance of such permits. The Phase II Plans and the Phase II Specifications are being prepared by Tenant's architect. Landlord and Tenant shall use reasonable good faith efforts to finalize the Phase II Plans and the Phase II Specifications as soon as reasonably possible after receipt of same from Tenant's architect. Upon approval of the Phase II Plans and the Phase II Specifications, completion of bidding of Landlord's Work and the selection of Landlord's contractor, Landlord shall promptly apply for required permits and shall use diligent efforts to obtain same as soon as possible. The time for substantial completion of Phase I and Phase II shall be extended for additional periods of time equal to the time actually lost by Landlord or Landlord's contractors, subcontractors or suppliers due to Change Orders, Tenant Delays (as hereinafter defined), strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers (collectively "Excusable Delays"), provided that in each instance Landlord shall have notified Tenant promptly upon learning of such occurrence or the reasonable likelihood thereof and the length of the anticipated delay.

     (g) Cost of Construction. As used herein, the term "Cost of Construction"
         --------------------
shall mean and refer to the following costs, expenses and fees incurred by or on behalf of Landlord in connection with Landlord's Work: (i) architectural, engineering and design costs, (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and
(iii) the actual cost to Landlord of performing directly any portion of such construction. Landlord has heretofore competitively bid Landlord's Work for Phase I to three general contractors and, with Tenant's consent, has selected Shields Construction as Landlord's general contractor.

     When Landlord's Work for Phase I has been substantially completed, the Cost of Construction for Phase I will be totaled. If such total (the "Phase I Total") exceeds an allowance (the "Allowance") of $25.00 per rentable square foot for Phase I plus $10.00 per rentable square foot for Phase II for a total Allowance of $1,263,630 ("Phase I Excess Cost"), the amount of the Phase I Excess Cost shall be due and payable by Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's computation of the Phase I Total, together with reasonable supporting backup documentation, and a bill for the Phase I Excess Cost. Such payment shall be due as Additional Rent hereunder.

     If the Phase I Total is less than the Allowance (a "Phase I Cost Decrease"), the amount of the Phase I Cost Decrease shall be credited against Tenant's obligation to pay for the Cost of Construction of Phase II as set forth in the next paragraph.

     When Landlord's Work for Phase II has been substantially completed, the Cost of Construction for Phase II will be totaled (the "Phase II Total"). If the

Phase II Total exceeds the Phase I Cost Decrease, if any (the "Phase II Excess Cost"), the amount of the Phase II Excess Cost shall be due and payable by Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's computation of the Phase II Total, together with reasonable supporting backup documentation, and a bill for the Phase II Excess Cost. Such payment shall be due as Additional Rent hereunder.

     If the Phase I Total and the Phase II Total are less than the Allowance (the "Overall Cost Decrease"), Tenant's Minimum Annual Rent obligation throughout the Term shall decrease by $0.1619 per year for each $1.00 of the Overall Cost Decrease, to be apportioned for amounts of such Overall Cost Decrease which are less than $1.00.

     In no event shall the Phase I Total exceed $1,435,409 unless due to changes pursuant to subsections 30(d), 30(e) or 30(i)(ii).

     (h) Acceptance of Premises. Section 3 of the Lease is deleted and restated
         ----------------------
as follows:

     "Landlord represents to Tenant that the Property is zoned BC (Business Campus District). Tenant has been given the opportunity to examine Township's Zoning Code, and has satisfied itself that such Code will permit the use of the Property for the conducting of Tenant's business thereon. Tenant's acceptance of occupancy of the Premises shall, subject to such obligations as are assumed by Landlord hereunder, and subject to Landlord's warranty obligations as hereinafter described, constitute Tenant's acceptance of the work which Landlord is required to perform pursuant to subsection 30(c), and any schedule or exhibit in this lease, excepting only items listed on the Punch List (as hereinafter defined). Tenant and its agents shall have the right, at Tenant's own risk, expense, and responsibility, at all reasonable times prior to the Commencement Date, upon reasonable prior notice to Landlord, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant does not interfere with or delay the work to be performed by Landlord and Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord.

     At or immediately prior to the time Tenant takes occupancy of each of Phase I and Phase II, a representative of Landlord and a representative of Tenant will perform a walk-through inspection of such Phase and will prepare a punch list, if one is required, of any items remaining to be completed, furnished, repaired, or replaced ("Punch List"). Such Punch List will be signed by a representative of Landlord and a representative of Tenant. Landlord agrees to cause all items listed on such Punch List to be performed within thirty (30) days or such longer period as shall be reasonably required in order to complete such items with reasonable diligence."

     (i) Term. Section 5 of the Lease is deleted and restated as follows:
         ----

          "(i) The Term of this Lease shall commence on the earlier of (A) the date of substantial completion (as hereinafter defined) of the improvements to be constructed by Landlord to Phase I under subsection 30(c), or (B) the date Tenant first uses any portion of the Premises for the conduct of Tenant's business (the "COMMENCEMENT DATE") and shall end at 11:59 P.M. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless extended pursuant to the terms of this Lease, or sooner terminated in accordance with the terms hereof. Landlord shall confirm the Commencement Date and the Expiration Date by executing and delivering to Tenant a Lease Commencement Certificate in the form attached as Exhibit "B". In the event Tenant disagrees with the Commencement Date and the Expiration Date set forth in the Lease Commencement Certificate, Tenant shall notify Landlord in writing of its objection thereto, setting forth the basis for Tenant's objection. If no written objection to the Lease Commencement Certificate is received by Landlord within 10 days after Tenant's receipt of the Lease Commencement Certificate, the Commencement Date and the Expiration Date set forth in the Lease Commencement Certificate shall be conclusively deemed to be accurate.

          If and to the extent that the date of substantial completion of Phase I is delayed as a result of a Tenant Delay (as hereinafter defined), the Term of this lease and the Commencement Date (for all purposes other than Tenant's right to occupy the Premises) and Tenant's obligation to pay rent for the Premises shall commence as of the date Phase I would have been substantially complete but for such Tenant Delays.

          (ii) As used in this lease, the term "Tenant Delay" shall mean any:

               (A) If a Change Order is signed by both Landlord and Tenant, the Change Delay stated therein; or if a request for a Change Order is not signed by both Landlord and Tenant, any actual delay resulting from Landlord's evaluation of Tenant's Change Order request, and any actual delay caused by a work stoppage required in connection with a review of Tenant's request for a Change Order; provided that in no case where a Change Order is not signed shall Tenant be charged with any such delay unless Landlord has given Tenant prior notice that Landlord's review of Tenant's Change Order request will cause such delay; and

               (B) Actual delays caused by any of Tenant's installation or construction work or Tenant's physical conduct at the Premises actually interfering with the progress of Landlord's Work.

               Each Phase of the Premises will be deemed substantially complete when Landlord's independent architect shall certify to Tenant as to such Phase that (i) all work which Landlord is required to perform pursuant to subsection 30(c) has been satisfactorily completed (subject only to completion of items set forth on the Punch List),
          (ii) the HVAC, fire protection, electrical systems and all other building systems shall be in proper working order and functioning (subject to adjustment for seasonal conditions) in accordance with design standards set forth herein, the exhibits hereto or the Plans and Specifications, (iii) safe access to and egress from all parking areas shall be provided, and (iv) all requisite township and state certificates of occupancy shall have been delivered by Landlord to Tenant, and Tenant shall be able to take occupancy of such Phase and fully use and enjoy such Phase for the conduct of its business thereon. The foregoing notwithstanding, a Phase shall not be deemed other than substantially complete by reason of (a) a punch list, if any, of minor items remaining to be completed, furnished, repaired, or replaced, (b) the issuance of only a temporary certificate of occupancy by the township, provided that all conditions to the issuance of all final certificates (or other permits) required for Tenant's lawful occupancy shall be issued in the ordinary course without the satisfaction of any further conditions (including the payment of money or the performance of any work), and provided, further, that if any further conditions remain to be satisfied, then Landlord shall follow-up with all due dispatch to cause the issuance of final certificates of occupancy without expense to Tenant or any interference with Tenant's use and enjoyment of such Phase. In addition, a Phase shall not be deemed other than substantially complete by reason of Landlord's failure at the time of substantial completion to deliver a final certificate of occupancy from the Commonwealth of Pennsylvania Department of Labor and Industry, provided that Tenant shall be permitted to assume lawful occupancy of such Phase pending the issuance thereof, and provided, further, that if any further conditions remain to be satisfied for the issuance thereof, then anything in this Lease contained to the contrary notwithstanding (including, without limitation, the limited period of Landlord's warranties herein otherwise expressed), Landlord shall proceed, at its sole cost and expense and with all due dispatch, to cause the issuance of the final certificate of occupancy from the Department of Labor and Industry without expense to Tenant and without any interference with Tenant's use and enjoyment of such Phase, without regard to how long it shall take to cause such certificate to be issued. Landlord shall indemnify, defend and save and hold harmless Tenant of, from and against any and all loss, cost, expense, damage or liability (including reasonable attorneys' fees and costs) sustained or incurred by reason of any determination by the Department of Labor and Industry or by any other agency or authority that Tenant's use and occupancy of such Phase prior to issuance of the said final certificate of occupancy was not lawful.

     (j) Notwithstanding anything to the contrary contained in this lease:

          (i) in the event Landlord's Work for Phase I has not been substantially completed (as such term is defined in this lease) on or before September 1, 1999, as such date shall be extended for Excusable Delays, Tenant shall receive a credit of one (1) day's minimum rent for each day thereafter until Landlord's Work has been substantially completed.

          (ii) in the event Landlord's Work for Phase I has not been substantially completed (as such term is defined in this lease) on or before December 31, 1999, as such date shall be extended for Tenant Delays (but not for Excusable Delays) (the "Termination Right Date"), Tenant shall have the right to terminate this lease upon 30 days' written notice to Landlord given within 10 business days after the Termination Right Date, provided, however, if Landlord substantially completes (as such term is defined in this lease) Landlord's Work for Phase I within such 30 day period, Tenant's notice of termination shall be null and void and of no further force or effect.

          (iii) in the event Landlord's Work for Phase II has not been substantially completed (as such term is defined in this lease) on or before the date which is ninety (90) days after issuance of all state and local permits required therefor, Rent shall abate for each day thereafter until Landlord's Work for Phase II has been substantially completed, such abatement to be in the proportion that the rentable square footage of Phase II bears to the rentable square footage of the Premises."

     3. Subsection 32(f) is hereby added to the Lease as follows:

          "(f) If Tenant timely exercises its right to lease the Expansion Space, Landlord shall construct and complete, at its sole cost and expense, Base Building Improvements to the Expansion Space set forth on Exhibit "F" attached to this First Amendment in the manner set forth in Section 30(b), unless such Base Building Improvements have been previously performed."

     4. Section 61 of the Lease is hereby deleted in its entirety and the following is substituted therefor:

     "61. Additional Provisions Relating to Security Deposit.
          --------------------------------------------------

     (a) The Security Deposit shall be paid by Tenant to Landlord in cash. Landlord shall deposit same at Progress Bank, Blue Bell, Pennsylvania ("Bank") and, with the proceeds thereof, shall purchase, in Landlord's name, five (5) certificates of deposit, each in the amount of $244,052.20, at Bank's prevailing interest rates, maturing, respectively, at the end of the second, third, fourth, fifth and sixth lease years.

     (b) Upon the maturity of each Certificate of Deposit, Landlord shall present same for payment. Provided that at the time of maturity of any Certificate of Deposit, Tenant is not in default under this lease after the expiration of any applicable notice and/or cure period, the principal and interest received by Landlord upon the maturity of such Certificate of Deposit shall be paid to Tenant. Interest accrued on each Certificate of Deposit shall be includable in Tenant's income and not in Landlord's income unless such interest is actually paid to Landlord and not paid over to Tenant.

     (c) Notwithstanding the foregoing, upon the maturity of the last maturing Certificate of Deposit, Landlord shall retain, as the cash Security Deposit for the balance of the Term, an amount equal to 110% of the sum of (i) $79,514.10 (representing the average monthly rent for the last 5 years of the Term), plus
(ii) the then monthly installment of Estimated Annual Operating Expenses being paid by Tenant under this lease. The cash Security Deposit shall be held by Landlord in an interest-bearing account at a federally-insured institution for the balance of the Term, such interest to be paid to Tenant annually provided Tenant is not then in default under this lease after the expiration of any applicable notice and/or cure period. Except as otherwise set forth in this
Section 61, the cash Security Deposit shall be held by Landlord in accordance with the provisions of Section 28 of this lease. Interest accrued on the cash Security Deposit shall be included in Tenant's income and not in Landlord's income unless same is actually paid to Landlord and not paid over to Tenant.

     (d) Upon the occurrence of any default by Tenant under this lease which remains uncured after the expiration of any applicable notice and/or cure period, Landlord shall have the right, pursuant to Section 28 of this lease, to liquidate each Certificate of Deposit, whether prior to, at or after maturity, and apply same in accordance with the provisions of Section 28 of this lease."

     5. Exhibit "F" to the Lease is hereby deleted in its entirety and Exhibit "F" attached to this First Amendment is inserted in its place.

     6. Section 29 of the Lease is hereby ratified and reaffirmed as follows:

          "29. PA Additional Remedies.
               ----------------------

          (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

          (b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.

          (c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.



                                                     Initials on behalf
                                                             of Tenant: _____

     7. Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against rent due or to become due hereunder.

     8. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

     9. This First Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.






                               Landlord:

                               LIBERTY PROPERTY LIMITED PARTNERSHIP

                               By:  Liberty Property Trust, Sole General Partner
                               By:  /s/ Ward J. Fitzgerald
                                    --------------------------------------------
                                    Ward J. Fitzgerald, Senior Vice President


                               Tenant:
                               VERTICALNET, INC.


                               By:  /s/ Gene S. Godick
                                    --------------------------------------------
                                    Name: Gene S. Godick
                                    Title: VP Finance and CFO

                                                       [Corporate Seal]